ASSIGNMENT AND ASSUMPTION AGREEMENT



         1. 202 GOLF ASSOCIATES, INC., a New York corporation ("Assignor"), in consideration of the mutual promises and covenants herein contained and in that certain Purchase Agreement, dated as of the date hereof (the "Agreement"), among Assignor, Yorktown Family Golf Centers, Inc., a Delaware corporation ("Assignee") and Family Golf Centers, Inc., a Delaware corporation, hereby assigns, transfers and conveys to Assignee, its successors and assigns, all of Seller's right, title and interest in and to the Contracts, the Permits and the Claims (as such terms are defined in the Agreement).

         2. Assignee from and after the date hereof, hereby undertakes to pay, perform or discharge when due the liabilities and obligations of the Assignor under the Contracts and the Permits arising from and after the date hereof.

         3. The covenants, representations and warranties of the Assignor contained in the Agreement relating to the Contracts, the Permits and the Claims are incorporated herein by reference. If there is any conflict as to the terms of this Assignment and Assumption Agreement and the Agreement, the terms of the Agreement shall prevail. All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Agreement unless the context requires otherwise.

         4. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement effective as of the 8th day of April, 1996.


                                             ASSIGNOR:

                                             202 GOLF ASSOCIATES, INC.


                                             By: /s/ Kathryn B. Murphy
                                                ------------------------------
                                                Name: Kathryn B. Murphy
                                                Title: President


                                             ASSIGNEE:

                                             YORKTOWN FAMILY GOLF CENTERS, INC.


                                             By: /s/ Robert Krause
                                                ------------------------------
                                                Name: Robert Krause
                                                Title: Vice President